EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the Requirements set forth in Rule 13a-14(b) of the Securities exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U. S. C. § 1350, as adopted, the “Sarbanes-Oxley Act”), Yongqi Zhu, Chief Executive Officer of the Company, hereby certifies that:

(1) The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2010, to which this Certification is attached (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 18, 2010

/s/ Yongqi Zhu Yongqi Zhu Chief Executive Officer (Principal Executive Officer)

This certification accompanies and is being furnished with this Periodic Report, shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that Section and shall not be deemed to be incorporated by reference into any filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Periodic report, irrespective of any general incorporation language contained in such filing.